UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2009

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STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers.

(b)	Sterling Savings Bank ("Sterling Savings"), a wholly owned subsidiary of Sterling Financial Corporation ("Sterling"), today issued a press release announcing that Mr. William W. Zuppe, co-founder of Sterling and retired chief executive officer of Sterling Savings, has voluntarily retired as chairman and as a member of the Board of Directors of Sterling Savings effective January 8, 2009. Mr. Zuppe's resignation did not involve any disagreement with Sterling, Sterling's management, or Sterling's Board of Directors, and Mr. Zuppe will continue to serve as a director of Sterling.

Sterling Savings also announced that Heidi B. Stanley has been appointed to serve as chairman of the board of Sterling Savings, effective January 8, 2009. Ms. Stanley served as vice chairman, president and chief executive officer of Sterling Savings from January 2008 through January 2009. From October 2003 to December 2007, she served as executive vice president and chief operating officer of Sterling Savings.

The text of the press release is included as Exhibit 99.1 to this report.

Item 8.01.  Other Events.

In connection with the retirement of Mr. Zuppe as chairman of the board of directors of Sterling Savings and the appointment of Ms. Stanley to that position, Sterling Savings announced two executive leadership promotions: J. Gregory Seibly was promoted to president from executive vice president and chief production officer of Sterling Savings; and Ezra A. Eckhardt was promoted to executive vice president and chief operating officer from executive vice president and chief administrative officer of Sterling Savings.

Item 9.01.  Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

99.1	Text of Sterling Savings Bank press release.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

.

STERLING FINANCIAL CORPORATION
(Registrant)

January 8, 2009	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and
Principal Financial Officer